Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF APPLIED NATURAL GAS FUELS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Cem Hacioglu, Chief Executive Officer of Applied Natural Gas Fuels, Inc. (the "Company"), hereby certify that, to my knowledge, the accompanying Annual Report of the Company on this Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2009 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 23, 2010	By:	/s/ Cem Hacioglu
Cem Hacioglu
Chief Executive Officer